Exhibit 99.1

PJT Partners Inc. Reports Second Quarter 2017 Results

Highlights

•	Total Revenues of $109.3 million for second quarter 2017, up 22% year-over-year
o	Advisory Revenues of $73.3 million for second quarter 2017, up 24% year-over-year
o	Placement Revenues of $33.5 million for second quarter 2017, up 17% year-over-year
•	Total Revenues of $230.3 million for the six months ended June 30, 2017, up 13% year-over-year
•	Strong balance sheet at quarter-end with $95.8 million of cash, cash equivalents and short-term investments; no funded debt
•	Intend to repurchase approximately 180,000 Partnership Units for cash in August 2017, bringing year-to-date repurchases to approximately 1.1 million Partnership Units

New York, August 2, 2017: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues for the three months ended June 30, 2017 of $109.3 million compared with $89.3 million for the three months ended June 30, 2016. GAAP Pretax Loss was $2.1 million for the three months ended June 30, 2017 compared with GAAP Pretax Loss of $10.3 million for the three months ended June 30, 2016. Adjusted Pretax Income was $16.2 million for the three months ended June 30, 2017 compared with $8.5 million for the three months ended June 30, 2016.

Total Revenues for the six months ended June 30, 2017 were $230.3 million compared with $204.6 million for the six months ended June 30, 2016. GAAP Pretax Income was nominally positive for the six months ended June 30, 2017 compared with GAAP Pretax Loss of $7.5 million for the six months ended June 30, 2016. Adjusted Pretax Income was $38.9 million for the six months ended June 30, 2017 compared with $29.4 million for the six months ended June 30, 2016.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “With every day that passes, PJT Partners continues to build out a world-class advisory firm that has become an established destination for best-in-class talent. Our first half results are further confirmation that our strategy is resonating in the marketplace. We remain confident in our near, intermediate and long term prospects.”

The Company’s revenues and net income (loss) can fluctuate materially depending on the number, size and timing of completed transactions on which it advises as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Revenues

The following table sets forth revenues for the three and six months ended June 30, 2017 and 2016 (dollars in millions; unaudited):

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Advisory	$73.3	$59.1	24%	$172.7	$140.6	23%
Placement	33.5	28.7	17%	53.0	60.6	-13%
Interest Income & Other	2.5	1.6	58%	4.6	3.4	37%
Total Revenues (a)	$109.3	$89.3	22%	$230.3	$204.6	13%

__________________________

(a)	Amounts may not add due to rounding.

For the three months ended June 30, 2017, Total Revenues were $109.3 million compared with $89.3 million for the three months ended June 30, 2016, an increase of 22%. Advisory Revenues were $73.3 million for the three months ended June 30, 2017 compared with $59.1 million for the three months ended June 30, 2016, an increase of 24%. The increase in Advisory Revenues was driven by an increase in average fees earned during the three months ended June 30, 2017, primarily in our strategic advisory business. Placement Revenues were $33.5 million for the three months ended June 30, 2017 compared with $28.7 million for the three months ended June 30, 2016, an increase of 17%. The increase in Placement Revenues was driven by an increase in average fees earned during the three months ended June 30, 2017.

For the six months ended June 30, 2017, Total Revenues were $230.3 million compared with $204.6 million for the six months ended June 30, 2016, an increase of 13%. Advisory Revenues were $172.7 million for the six months ended June 30, 2017 compared with $140.6 million for the six months ended June 30, 2016, an increase of 23%. The increase in Advisory Revenues was driven by an increase in average fees earned during the six months ended June 30, 2017 in both our strategic advisory and restructuring and special situations businesses. Placement Revenues were $53.0 million for the six months ended June 30, 2017 compared with $60.6 million for the six months ended June 30, 2016, a decrease of 13%. The decrease in Placement Revenues was driven by a decrease in average fees earned during the six months ended June 30, 2017.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and six months ended June 30, 2017 and 2016 (dollars in millions; unaudited):

	Three Months Ended June 30,
	2017		2016
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$87.6	$70.0	$72.0	$56.0
% of Revenues	80.1%	64.0%	80.6%	62.7%
Non-Compensation	$23.8	$23.1	$27.6	$24.8
% of Revenues	21.8%	21.1%	30.9%	27.8%
Total Expenses (b)	$111.4	$93.1	$99.5	$80.8
% of Revenues	101.9%	85.1%	111.5%	90.5%
Pretax Income (Loss) (b)	$(2.1)	$16.2	$(10.3)	$8.5
% of Revenues	N/M	14.9%	N/M	9.5%

__________________________

(a)	See Appendix for reconciliations of GAAP to Non-GAAP Financial Data.
(b)	Amounts may not add or recalculate due to rounding.
N/M	Not meaningful.

	Six Months Ended June 30,
	2017		2016
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$183.2	$147.4	$160.1	$128.8
% of Revenues	79.6%	64.0%	78.3%	63.0%
Non-Compensation	$47.0	$44.0	$52.0	$46.4
% of Revenues	20.4%	19.1%	25.4%	22.7%
Total Expenses (b)	$230.3	$191.4	$212.1	$175.2
% of Revenues	100.0%	83.1%	103.7%	85.6%
Pretax Income (Loss) (b)	$0.0	$38.9	$(7.5)	$29.4
% of Revenues	0.0%	16.9%	N/M	14.4%

__________________________

(a)	See Appendix for reconciliations of GAAP to Non-GAAP Financial Data.
(b)	Amounts may not add or recalculate due to rounding.
N/M	Not meaningful.

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $87.6 million for the three months ended June 30, 2017 compared with $72.0 million for the three months ended June 30, 2016. Adjusted Compensation and Benefits Expense was $70.0 million for the three months ended June 30, 2017 compared with $56.0 million for the three months ended June 30, 2016. The increase in Compensation and Benefits Expense was primarily due to an increase in headcount and improved business performance.

Six Months Ended

GAAP Compensation and Benefits Expense was $183.2 million for the six months ended June 30, 2017 compared with $160.1 million for the six months ended June 30, 2016. Adjusted Compensation and Benefits Expense was $147.4 million for the six months ended June 30, 2017 compared with $128.8 million for the six months ended June 30, 2016. The increase in Compensation and Benefits Expense was primarily due to an increase in headcount and improved business performance.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $23.8 million for the three months ended June 30, 2017 compared with $27.6 million for the three months ended June 30, 2016. Adjusted Non-Compensation Expense was $23.1 million for the three months ended June 30, 2017 compared with $24.8 million for the three months ended June 30, 2016.

Non-Compensation Expense decreased during the three months ended June 30, 2017 compared with the three months ended June 30, 2016, primarily driven by decreases in amortization expense and professional fees. The decrease in amortization expense is related to certain intangible assets identified in connection with the spin-off that have fully amortized.

Six Months Ended

GAAP Non-Compensation Expense was $47.0 million for the six months ended June 30, 2017 compared with $52.0 million for the six months ended June 30, 2016. Adjusted Non-Compensation Expense was

$44.0 million for the six months ended June 30, 2017 compared with $46.4 million for the six months ended June 30, 2016.

Non-Compensation Expense decreased during the six months ended June 30, 2017 compared with the six months ended June 30, 2016, primarily driven by decreases in amortization expense and professional fees. The decrease in amortization expense is related to certain intangible assets identified in connection with the spin-off that have fully amortized.

Provision for Taxes

As of June 30, 2017, PJT Partners Inc. owned 55.6% of PJT Partners Holdings LP, which is subject to corporate U.S. federal and state income tax. PJT Partners Holdings LP continues to be subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 3. “Reorganization and Spin-off” in the “Notes to Consolidated and Combined Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for further information about the corporate ownership structure.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the three and six months ended June 30, 2017 was 36.1% and 36.3%, respectively, which excludes the tax benefits of the adjustments for transaction-related equity-based compensation expense, amortization expense and spin-off-related payables due to The Blackstone Group L.P. (“Blackstone”). The decrease in tax rate from the three and six months ended June 30, 2016 is due primarily to an increased tax benefit related to the delivery of vested shares at a value in excess of their amortized cost.

Capital Management and Balance Sheet

As of June 30, 2017, the Company held cash, cash equivalents and short-term investments of $95.8 million and there was no funded debt.

Partnership Units may be presented to the Company for exchange on a quarterly basis and repurchased for cash, or at the Company’s election, for shares of the Company’s Class A common stock on a one-for-one basis. During the second quarter of 2017, the Company repurchased 526,733 Partnership Units for cash at a price of $36.29 per Partnership Unit. An additional 180,056 Partnership Units have been presented to be exchanged, which the Company will repurchase for cash on August 9, 2017 at a price to be determined by the per share volume-weighted average price of the Company’s Class A common stock on August 4, 2017.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on September 21, 2017 to Class A common stockholders of record on September 7, 2017.

Quarterly Investor Call Details

PJT Partners will host a conference call on August 2, 2017 at 8:30 a.m. ET to discuss its second quarter 2017 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 339-2688 (U.S. domestic) or +1 (617) 847-3007 (international), passcode 537 110 54#. For those unable to listen to the live broadcast, a replay will be available following the call at

www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 166 839 47#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients realize major corporate milestones and solve complex issues. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related equity-based compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off; (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP; and (c) the amount the

Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy certain market conditions) were exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects and the annualization of discrete permanent differences.

Investor Relations Contact

Sharon Pearson

PJT Partners Inc.

Tel: +1 (212) 364-7120

pearson@pjtpartners.com

Media Contact

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Advisory	$73,349	$59,078	$172,688	$140,632
Placement	33,503	28,652	53,005	60,603
Interest Income and Other	2,458	1,554	4,586	3,353
Total Revenues	109,310	89,284	230,279	204,588
Expenses
Compensation and Benefits	87,564	71,964	183,240	160,135
Occupancy and Related	6,659	6,622	12,865	13,040
Travel and Related	3,073	2,802	5,956	5,547
Professional Fees	4,803	6,691	8,992	10,187
Communications and Information Services	2,854	2,647	5,267	4,700
Depreciation and Amortization	2,022	4,025	4,114	7,926
Other Expenses	4,418	4,788	9,840	10,575
Total Expenses	111,393	99,539	230,274	212,110
Income (Loss) Before Benefit for Taxes	(2,083)	(10,255)	5	(7,522)
Benefit for Taxes	(1,518)	(5,539)	(2,389)	(4,237)
Net Income (Loss)	(565)	(4,716)	2,394	(3,285)
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests	(780)	(4,393)	846	(3,217)
Net Income (Loss) Attributable to PJT Partners Inc.	$215	$(323)	$1,548	$(68)
Net Income (Loss) Per Share of Class A Common Stock — Basic and Diluted	$0.01	$(0.02)	$0.08	$(0.00)
Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,825,696	18,264,742	18,654,187	18,263,365

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Net Income (Loss)	$(565)	$(4,716)	$2,394	$(3,285)
Less: GAAP Benefit for Taxes	(1,518)	(5,539)	(2,389)	(4,237)
GAAP Pretax Income (Loss)	(2,083)	(10,255)	5	(7,522)

Adjustments to GAAP Pretax Income (Loss)
Transaction-Related Compensation Expense (a)	17,602	15,975	35,852	31,343
Amortization of Intangible Assets (b)	584	2,783	1,250	5,584
Spin-Off-Related Payable Due to Blackstone (c)	145	—	1,744	—
Adjusted Pretax Income	16,248	8,503	38,851	29,405
Adjusted Taxes (d)	3,761	1,909	7,351	6,476
Adjusted Net Income	12,487	6,594	31,500	22,929

If-Converted Adjustments
Less: Adjusted Taxes (d)	(3,761)	(1,909)	(7,351)	(6,476)
Add: If-Converted Taxes (e)	5,871	3,284	14,090	11,374
Adjusted Net Income, If-Converted	$10,377	$5,219	$24,761	$18,031

GAAP Net Income (Loss) Per Share of Class A Common Stock — Basic and Diluted	$0.01	$(0.02)	$0.08	$(0.00)
GAAP Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,825,696	18,264,742	18,654,187	18,263,365
Adjusted Net Income, If-Converted Per Share	$0.27	$0.14	$0.65	$0.49
Weighted-Average Shares Outstanding, If-Converted	37,894,703	36,834,337	37,808,911	36,773,563

__________________________

(a)

This adjustment adds back to GAAP Pretax Income (Loss) transaction-related equity-based compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off.

(b)

This adjustment adds back to GAAP Pretax Income (Loss) amounts for the amortization of intangible assets that are associated with Blackstone’s IPO and amounts for the amortization of intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015.

(c)

This adjustment adds back to GAAP Pretax Income (Loss) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(d)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(e)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects and the annualization of discrete permanent differences.

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Compensation and Benefits Expense	$87,564	$71,964	$183,240	$160,135
Transaction-Related Compensation Expense (a)	(17,602)	(15,975)	(35,852)	(31,343)
Adjusted Compensation and Benefits Expense	$69,962	$55,989	$147,388	$128,792

Non-Compensation Expenses
Occupancy and Related	$6,659	$6,622	$12,865	$13,040
Travel and Related	3,073	2,802	5,956	5,547
Professional Fees	4,803	6,691	8,992	10,187
Communications and Information Services	2,854	2,647	5,267	4,700
Depreciation and Amortization	2,022	4,025	4,114	7,926
Other Expenses	4,418	4,788	9,840	10,575
GAAP Non-Compensation Expense	23,829	27,575	47,034	51,975
Amortization of Intangible Assets (b)	(584)	(2,783)	(1,250)	(5,584)
Spin-Off-Related Payable Due to Blackstone (c)	(145)	—	(1,744)	—
Adjusted Non-Compensation Expense	$23,100	$24,792	$44,040	$46,391

__________________________

(a)	See footnote (a) on page 9.
(b)	See footnote (b) on page 9.
(c)	See footnote (c) on page 9.

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and six months ended June 30, 2017 and 2016 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of Class A common stock:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	18,522,681	17,966,456	18,391,816	17,966,456
Vested, Undelivered RSUs	303,015	298,286	262,371	296,909
Basic and Diluted Shares Outstanding, GAAP	18,825,696	18,264,742	18,654,187	18,263,365

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	18,522,681	17,966,456	18,391,816	17,966,456
Vested, Undelivered RSUs	303,015	298,286	262,371	296,909
Conversion of Unvested Common RSUs (a)	3,576,351	1,754,382	3,368,471	1,646,233
Conversion of Participating RSUs	461,417	754,174	517,719	772,005
Conversion of Partnership Units (b)	15,031,239	16,061,039	15,268,534	16,091,960
If-Converted Shares Outstanding	37,894,703	36,834,337	37,808,911	36,773,563

	As of June 30,
	2017	2016
Fully-Diluted Shares Outstanding (c)	39,947,541	39,774,757

__________________________

(a)	Represents number of dilutive shares calculated under the treasury method for the unvested, non-participating RSUs that have a remaining service requirement.
(b)	Excludes 6.5 million unvested Partnership Units that have yet to satisfy certain market conditions.
(c)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of Class A common stock.